Management call to discuss Positive topline pivotal MOXIE Data Exhibit 99.2

Forward-Looking Statements This presentation contains certain “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical or present facts, are forward-looking statements, including statements regarding our future financial condition, future revenues, projected costs, prospects, business strategy, and plans and objectives of management for future operations, including our plans to submit for regulatory filings. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “might,” “estimate,” “continue,” “anticipate,” “intend,” “target,” “project,” “model,” “should,” “would,” “plan,” “expect,” “predict,” “could,” “seek,” “goal”, “potential,” or the negative of these terms or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. These statements are based on our intentions, beliefs, projections, outlook, analyses, or current expectations using currently available information, are not guarantees of future performance, and involve certain risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecast in these statements. Any differences could be caused by a number of factors including but not limited to: our expectations regarding the timing, costs, conduct, and outcome of our clinical trials, including statements regarding the timing of the initiation and availability of data from such trials; the timing and likelihood of regulatory filings and approvals for our product candidates; whether regulatory authorities determine that additional trials or data are necessary in order to obtain approval; our ability to obtain funding for our operations, including funding necessary to complete further development and commercialization of our product candidates; our plans to research, develop, and commercialize our product candidates; the commercialization of our product candidates, if approved; the rate and degree of market acceptance of our product candidates; our expectations regarding the potential market size and the size of the patient populations for our product candidates, if approved for commercial use, and the potential market opportunities for commercializing our product candidates; the success of competing therapies that are or may become available; our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates; the ability to license additional intellectual property relating to our product candidates and to comply with our existing license agreements; our ability to maintain and establish relationships with third parties, such as contract research organizations, suppliers, and distributors; our ability to maintain and establish collaborators with development, regulatory, and commercialization expertise; our ability to attract and retain key scientific or management personnel; our ability to grow our organization and increase the size of our facilities to meet our anticipated growth; the accuracy of our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing; our expectations related to the use of our available cash; our ability to develop, acquire, and advance product candidates into, and successfully complete, clinical trials; the initiation, timing, progress, and results of future preclinical studies and clinical trials, and our research and development programs; the impact of governmental laws and regulations and regulatory developments in the United States and foreign countries; and developments and projections relating to our competitors and our industry. Additional factors that could cause actual results to differ materially from our expectations can be found in our Securities and Exchange Commission filings. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the effects of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. All forward-looking statements included in this presentation are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Bardoxolone methyl and omaveloxolone are investigational drugs, and their safety and efficacy have not been established by any agency.

Friedreich's Ataxia Overview

Friedreich's ataxia (FA) is a rare, debilitating, life-shortening, neuromuscular disorder

Patients typically become wheelchair-dependent 10 to 15 years after diagnosis and eventually lose independence

Most patients diagnosed as children and survive into their mid-30s[1-3]

Numerous failed trials and no approved therapies

Estimated Prevalence


~5,000
in US
~22,000
Globally





[1] Parkinson MH, et al., J Neurochem. 2013; [52]Santos R, et al., Antioxid Redox Signal. 2010; [3]Klockgether T, et al., Brain. 1998

REATA MOXIe a study in Friedreich's ataxia | 3

Mitochondrial Dysfunction Leads to Impaired Neurological Function in FA FA is caused by mutations in the frataxin gene, resulting in impaired mitochondrial function, Nrf2 suppression, neuroinflammation, and neurodegeneration Drinkard, et al., Arch Phys Med Rehabil (2010) Mitochondrial Function (Peak VO2) Worsening Neurological Function (FARS) p=0.002

Study Rationale: Omaveloxolone (Omav) Improves Mitochondrial Function Omav restored mitochondrial function in FA patient samples in vitro Omav improved neurological function in patients with FA in MOXIe Part 1 Omav Restored Mitochondrial Function in FA Patient Samples MOXIe Part 1: Omav Improved Neurological Function * As assessed by mitochondrial transmembrane potential IMPROVED Neurological Function Omav (vs Pbo) -2.35pt

MOXIe Part 2: Pivotal Study Design International, double-blind, placebo-controlled, randomized, registrational trial Largest global interventional study in patients with FA Enrolled a wide and representative range of patients with FA Baseline mFARS: 20 to 80 Age: 16 to 40 years Patients randomized 1:1 to receive 150 mg Omav or placebo for 48 weeks Primary analysis population: no pes cavus (n=82) All randomized population: includes pes cavus (n=103) Primary endpoint: change from baseline in mFARS at Week 48

mFARS: Physician-Assessed Neurological Exam that Tracks Progression of FA mFARS has four sections that are considered clinically meaningful In FA patients, mFARS worsens (increases) on average one to two points annually FDA provided guidance that mFARS is an approvable endpoint in FA Patel et al., Annals of Clinical and Translational Neurology (2016) 0 Diagnosis 10-15 years old Non-Ambulatory Mid-20’s Death Mid-30’s 99 90 55 - 60 25-35 mFARS Scores Associated with Progression mFARS Sections Bulbar Upper Limb Lower Limb Upright Stability

Omav Treatment Met Primary Endpoint of Study Omav treatment significantly improved mFARS by 2.40 points relative to placebo in the primary analysis population (n=82; p=0.014) In the all randomized population, with inclusion of pes cavus patients, Omav treatment improved mFARS by 1.93 points relative to placebo (n=103; p=0.034) IMPROVED Neurological Function WORSENED Neurological Function Placebo Omav Difference=2.40 (p=0.014) Primary Endpoint: Change in mFARS at Week 48 -1.55pt +0.85pt

mFARS Improved Over Time Worsened Improved -1.55 pts +0.85 pts

Omav Improved Several Secondary Endpoints

Improvements observed in Patient Global Impression of Change (PGIC)
- Primary analysis population (n=82; p=0.125)
- All randomized population (n=103; p=0.028)
- Patient-reported PGIC correlated with physician-assessed changes in mFARS (p<0.001)

Activities of Daily Living score achieved nominal significance versus placebo (n=82; p=0.042)

65% reduction in frequency of falls

Activities of Daily Living

Section	Improved with Omav[1]
Speech	✓
Swallowing	✓
Cutting Food and Handling Utensils	✓
Dressing	✓
Personal Hygiene	✓
Falling	✓
Walking	✓
Quality of Sitting Position	✓
Bladder Function	✓
Total	✓ **(p=0.042)**

[1] All sections demonstrated numerical improvements relative to placebo

REATA

MOXIe a study in Friedreich's ataxia | 10

Summary of Discontinuations and Adverse Events AEs generally mild to moderate in intensity 4 (8%) Omav patients and 2 (4%) placebo patients discontinued study due to AEs Three additional Omav patients discontinued by withdrawal of consent 98% of eligible patients elected to enroll in MOXIe Part 3 extension study ALT and AST increases are a pharmacological effect of Omav1 ALT increases at Week 4 significantly correlated with improvements in mFARS at Week 48 Not associated with liver injury Coincided with decreases in total bilirubin May reflect improvements in mitochondrial metabolism Overall low rate of cardiac and vascular AEs that was reduced in the Omav group 1Miller et al., ASN 2010 Summary of Adverse Events* *AEs reported in >20% of patients in either group Preferred Term Placebo (n=52) Omav (n=51) Contusion 19 (37%) 17 (33%) Headache 13 (25%) 19 (37%) Upper respiratory tract infection 15 (29%) 14 (28%) Excoriation 12 (23%) 13 (26%) Nausea 7 (14%) 17 (33%) ALT increased 1 (2%) 19 (37%) Fatigue 7 (14%) 11 (22%) Abdominal pain 3 (6%) 11 (22%) AST increased 1 (2%) 11 (22%)

Summary of Serious Adverse Events Low rate of serious AEs (SAEs) SAEs reported in 3 (6%) Omav patients and 3 (6%) placebo patients while receiving study drug Two additional Omav patients reported SAEs approximately 2 weeks after receiving final dose No safety signals and SAEs were sporadic and generally expected for FA patients In three patients who reported SAEs while receiving Omav, none led to discontinuation Atrial fibrillation was balanced and reported in one Omav and one placebo patient One Omav patient reported anemia that was due to a complication of a procedure and was considered unrelated to Omav One Omav patient reported multiple SAEs, including viral upper respiratory tract infection and laryngitis, along with palpitations, non-cardiac chest pain, and sinus tachycardia Several of these SAEs were considered possibly related to Omav No imbalances in infection or arrhythmia adverse events

Summary and Next Steps Reata believes that the MOXIe data provide evidence that Omav provides a clinically meaningful benefit to patients with FA Potential for Omav to be first approved treatment for FA Working closely with the Friedreich’s Ataxia Research Alliance (FARA) to communicate with the patient community Planning to meet with FDA and other regulatory agencies to discuss marketing application submission plans Determining feasibility of launching an early access program in the US Beginning to plan for ex-US launch as a result of recent reacquisition of global rights

Omav Pharmacology May Be Applicable to Broad Set of Neurodegenerative Diseases MOXIe results provide proof of concept for use of Omav in other neurodegenerative diseases Mitochondrial dysfunction and neuroinflammation are common features of FA and other neurodegenerative diseases Omav and analogs have demonstrated broad activity in neurodegenerative models Huntington’s Disease ALS Parkinson’s Disease Alzheimer’s Disease Epilepsy Yang et al., PLoS One (2009); Neymotin et al., Free Rad Bio (2011); Dinkova-Kostova et al., (2015) Stack et al., Free Rad Biol Med 49 (2010); Dumont et al., J Neurochem (2009); Kim et al., Cells (2019); Shekh-Ahmad, et al., Brain (2018); Wei et al., Sci Rep (2017)

Q&A